Exhibit 99.1

EQUITY BANCSHARES, INC.

PRESS RELEASE - 3/10/2017

Equity Bancshares, Inc. Completes Merger

With Prairie State Bancshares, Inc.

Equity branch network grows to 37 with 3 Western Kansas locations

WICHITA, Kan., March 10, 2017 (GLOBE NEWSWIRE) — Equity Bancshares, Inc. (NASDAQ:EQBK) (“Equity” or “the Company”), parent company of Equity Bank, announced the completion of its merger with Prairie State Bancshares, Inc. (“Prairie”) of Hoxie, Kansas, parent company of State Bank, pursuant to the terms of its definitive merger agreement announced October 20, 2016.

The merger with Prairie is Equity’s second completed merger in four months, and the Company’s third in the last 17 months. Equity announced completion of its merger with Community First Bancshares, Inc. of Harrison, Arkansas on November 10, 2016, and completed its merger with First Independence Corporation of Independence, Kansas, on October 9, 2015. The Prairie merger is also Equity’s 11th strategic combination in the past 15 years.

“We are pleased to welcome the new Equity team members in our Western Kansas market, and I thank all Equity and State Bank employees for their hard work, diligence, and enthusiasm during the integration process,” said Brad Elliott, Chairman and CEO of Equity. “Our Prairie and Equity teams worked tirelessly to complete the merger process in a reasonable time frame, which is crucial to local employees, local customers, and local communities, and different than most combinations in the industry.”

With completion of the transaction, Equity now has approximately $2.3 billion in assets, including $1.5 billion in loans, $1.8 billion in deposits, and 37 locations throughout its footprint spanning Kansas, Missouri, and Arkansas. Merger and system conversion was completed on March 10, 2017. Equity acquired all outstanding common shares of Prairie pursuant to the definitive merger agreement, receiving regulatory approval in January and shareholder approval from Prairie in March.

The merger bolsters Equity Bank’s Western Kansas market, with branch locations in Grinnell, Hoxie, and Quinter supplementing Equity’s existing branches in Hays and Ellis. Equity Bank in Sheridan County and Gove County, Kansas, now ranks No. 1 and No. 2 in deposit market share, respectively, as of June 30, 2016 market data, according to SNL Financial. The merger gives Equity an additional concentration of deposits in Western Kansas, and adds expertise to Equity’s ag lending capability.

Following completion of the merger, Michael Mense, Jeff Torluemke, Steve Schoendaler and Cheri Mense will continue in leadership roles for Equity Bank in Western Kansas.

“We’re once again fortunate to combine with a strong community bank that prioritizes local decision making, dedication to its agricultural customer base, and commitment to its communities,” said Mr. Elliott. “Our leadership team in Western Kansas is dedicated to an extremely important region for us, and we’re proud to be able to offer Western Kansas customers additional resources, including the local lenders, tellers, and bank team members that our bank customers have trusted for many years.”

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, and treasury management services. Following consummation of the merger, Equity has approximately $2.3 billion in consolidated total assets, with 37 locations throughout Arkansas, Kansas and Missouri.

Equity provides an enhanced banking experience for customers through a suite of sophisticated banking products and services tailored to their needs, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

EQUITY BANCSHARES, INC.

PRESS RELEASE - 3/10/2017

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2016 and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

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EQBK Contact:

John Hanley

SVP, Director of Investor Relations

913-583-8004

jhanley@equitybank.com

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